Exhibit 10.1

TEMPORARY WAIVER

THIS TEMPORARY WAIVER AGREEMENT (the "Agreement") dated as of October 9, 2015, among NORTHWEST PIPE COMPANY, an Oregon corporation (the "Borrower"), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Administrative Agent").

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of October 24, 2012 (as previously amended or modified, the "Credit Agreement");

WHEREAS, the Borrower acknowledges that it has failed to comply with Sections 6.17(a) and 6.17(b) of the Credit Agreement with respect to the fiscal quarter ending September 30, 2015 (the "Specified Defaults");

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents arising as a result of the occurrence of the Specified Defaults;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      Definitions. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

2.     Reaffirmation of Existing Debt. The Borrower acknowledges and confirms as of the date hereof (a) that the Administrative Agent, on behalf of the Lenders, has a valid and enforceable first priority perfected security interest in the Collateral, subject only to Liens permitted by the Credit Agreement, (b) that the Borrower’s obligation to repay the outstanding principal amount of the Loans and reimburse the L/C Issuer for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims, (c) that the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Loan Documents, and (d) by entering into this Agreement, the Lenders do not waive or release (except as specifically provided in Section 3 hereof) any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable law or any of the obligations of the Borrower thereunder.

3.     Temporary Waiver. The Lenders hereby agree to (a) forbear from exercising their rights and remedies arising from the Specified Defaults until the Waiver Termination Date (defined below) and (b) continue to make available to the Borrower Credit Extensions from the date hereof until the Waiver Termination Date. "Waiver Termination Date" means the earlier of (a) October 31, 2015 or (b) the occurrence of any Default (other than the Specified Defaults). The Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of (a) any Default or Event of Default (other than the Specified Defaults) at any time and (b) the Specified Defaults at any time upon or after the Waiver Termination Date. The period from the date hereof to (but excluding) the Waiver Termination Date shall be referred to as the "Waiver Period".

4.     Waiver Period Borrowing Limitations. During the Waiver Period, subject to the terms and conditions hereof, the Lenders shall continue to honor the Borrower's Requests for Credit Extensions, subject to the limitations set forth in this Agreement and the Credit Agreement (other than those solely related to the Specified Defaults); provided that (a) with regard to the Lenders collectively, during the period from September 30, 2015 through October 31, 2015, the Total Outstandings shall not exceed the lesser of (i) the Aggregate Commitments and (ii) $25,000,000, (b) with regard to each Lender individually, such Lender’s Pro Rata Share of the sum of the Loans plus L/C Obligations outstanding at any time shall not exceed such Lender’s Commitment, and (c) all Borrowings made during the Waiver Period shall be made as Base Rate Loans. The Borrower shall make such prepayments of the Loans and/or Cash Collateralize L/C Obligations in the manner provided in Section 2.05(c) of the Credit Agreement to eliminate any excess in Total Outstandings not permitted by this Section 4.

5.     Conditions Precedent. This Agreement shall become effective as of the date hereof subject to receipt by the Administrative Agent of: (i) counterparts of this Agreement, which collectively shall have been duly executed on behalf of the Borrower, the Administrative Agent, the Swing Line Lender and the Required Lenders and (ii) an amendment fee of $5,000 for the account each consenting Lender (unless such Lender has notified the Administrative Agent that it does not intend to receive such fee).

6.     Expenses. On the date hereof, the Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

7.     Effect. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Credit Agreement are and shall remain in full force and effect, and the obligations of the Borrower hereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect. Any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

8.      Representations and Warranties. The Borrower represents and warrants to the Lenders that (i) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement (other than Section 5.07 of the Credit Agreement, solely as a result of the Specified Defaults) are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and except that for purposes of this Section 8, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, (ii) no Default (other than the Specified Defaults) exists and (iii) as of the date hereof, the Borrower has no counterclaims, offsets, credits or defenses to the Loan Documents and the performance of their respective obligations thereunder, or if the Borrower has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Agreement.

9.     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or other secure electronic format (.pdf) shall be effective as an original.

10.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.     Authority/Enforceability. The Borrower represents and warrants as follows:

(a)     It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)     This Agreement has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(d)     The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

13.     Release. In consideration of the Lenders entering into this Agreement, the Borrower hereby releases the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, affiliates, advisors, agents, managers, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

14.     Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate Event of Default under the Credit Agreement, and this Agreement shall constitute a Loan Document.

15.     FATCA Certification. For purposes of determining withholding Taxes imposed under FATCA, from and after the date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY DEBTOR’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY SUCH LENDER TO BE ENFORCEABLE.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:	NORTHWEST PIPE COMPANY

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

LENDERS:
bank of america, n.a.,
as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By:
Name:
Title:

MUFG union BANK, N.A.
as a Lender

By:
Name:
Title:

BANK OF THE WEST,
as a Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title: